Exhibit 99.1

Contact for Ventas:
David J. Smith
(877) 4-VENTAS
Contact for NHP:
Abdo H. Khoury
(949) 718-4400
FOR IMMEDIATE RELEASE
VENTAS TO ACQUIRE NATIONWIDE HEALTH PROPERTIES
IN $7.4 BILLION TRANSACTION
Combination Creates the Leading Healthcare REIT with Pro Forma Equity Value of
Approximately $17 Billion and Enterprise Value of Approximately $23 Billion
Transaction Expected to be Immediately Accretive to FFO and FAD

Chicago, IL and Newport Beach, CA — February 28, 2011 — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) and Nationwide Health Properties, Inc. (NYSE: NHP) (“NHP”) today announced that the Boards of Directors of both companies have unanimously approved a definitive agreement under which Ventas will acquire all of the outstanding shares of NHP in a stock-for-stock transaction valued at $7.4 billion, creating one of the largest publicly traded REITs and the leading healthcare REIT by equity value.
          Under the terms of the agreement, NHP shareholders will receive a fixed exchange ratio of 0.7866 Ventas shares for each share of NHP common stock they own. Based on the closing stock price for Ventas on Friday, February 25, 2011, this consideration would be equivalent to $44.99 of Ventas stock for each NHP share, representing a premium to NHP shareholders of approximately 15% over NHP’s closing stock price on that day. Upon closing of the transaction, Ventas shareholders are expected to own approximately 65% and NHP shareholders are expected to own approximately 35% of the combined company. The transaction is expected to be immediately accretive to Ventas’s normalized Funds From Operations (“FFO”) and Funds Available for Distribution (“FAD”) after the closing, which is expected to occur in the third quarter of 2011. The all-stock transaction is intended to be tax-free to shareholders. (All figures for Ventas and the combined company are pro forma for Ventas’s previously announced transaction to acquire substantially all of the real estate assets of privately-owned Atria Senior Living Group (“Atria”), which is expected to close in April 2011.)
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Ventas to Acquire Nationwide Health Properties
February 28, 2011

          “The combination of Ventas and NHP increases the scale and diversification of the combined company, the strength and flexibility of the company’s balance sheet and the quality and geography of the assets,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “With Ventas’s successful track record of value-creating transactions and NHP’s longstanding history of regional, asset-level acquisitions, taken together with one of the strongest balance sheets in the REIT industry, the combined company will have a unique opportunity for continued external growth. We are excited to move forward with the NHP team. This combination unites two similar cultures that share core values and a strong track record of delivering superior returns to shareholders.”
          “For NHP shareholders, Ventas is the right partner, bringing the right value at the right time. After 25 wonderful years of growth and success, we look forward to joining forces with Ventas, which shares our legacy of financial strength and top-tier returns for shareholders,” said Douglas M. Pasquale, NHP’s Chairman, President and Chief Executive Officer. “Our shareholders, property operators and tenants will all benefit from our expanded strength, diversification and capabilities. We’re pleased that this all-stock transaction offers NHP shareholders a premium and also the opportunity to participate in the combined company’s future prospects for dividends and growth. I am personally committed to ensuring a smooth transition and the completion of the transaction as expeditiously as possible.”
Strategic and Financial Benefits of Transaction
•	Enhanced Scale and Competitiveness. The transaction will create the largest healthcare REIT, with a pro forma equity value of approximately $17 billion, pro forma enterprise value of approximately $23 billion, and over 100 customer relationships. With its enhanced scale and low leverage, the combined company will be well positioned to compete for a broad spectrum of transactions, grow and invest in existing relationships, mine high return redevelopment opportunities in existing portfolios, maintain a cost of capital advantage and leverage the talents of the combined Board and management teams.

•	Greater Portfolio Diversification by Geography, Asset Class, Tenant/Operator and Operating Model. The combined company will have a high quality portfolio with greater diversification across all key measures.
o	The combined company will have over 1,300 total assets in 47 states, the District of Columbia and two Canadian provinces.

o	Private pay sources will account for 70% of the combined company’s $1.3 billion in NOI.

o	Seniors housing will account for approximately 55% of the combined company’s NOI, with skilled nursing facilities and MOBs accounting for approximately 22% and 11%, respectively.
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Ventas to Acquire Nationwide Health Properties
February 28, 2011

o	High growth seniors housing operating assets will account for 26% of the combined company’s NOI, while no single tenant or operator will account for more than 19% and the top three tenant/operators together will represent approximately 46%.

o	The combined company will have strong and extensive relationships with over 100 regional operators and leading tenants and managers, including Atria, Brookdale Senior Living Inc. (NYSE: BKD), Kindred Healthcare, Inc. (NYSE: KND) and Sunrise Senior Living, Inc (NYSE: SRZ).

o	This transaction solidifies Ventas’s position as the largest owner of seniors housing in the United States with 643 assets.

o	The combined company will benefit from a truly national MOB footprint that includes Ventas’s Lillibridge franchise and NHP’s joint venture with Pacific Medical Buildings and extensive hospital and health-system relationships. The combined company will have approximately 14 million square feet of owned and managed MOBs.

o	The combined company will enjoy the stability of triple-net lease assets and higher growth apartment-like cash flows from seniors housing operating assets.
•	Accretion and Growth Rate. The transaction is expected to be immediately accretive to Ventas’s FFO and FAD. Moreover, the combined regional and national acquisition capability, low leverage and competitive costs of capital, national MOB presence and ability to expand operating assets should enable Ventas to maintain its current growth profile.

•	Financial Strength and Flexibility. The transaction results in reduced leverage for Ventas. The combined company will maintain a strong balance sheet and is expected to have the lowest leverage of the large healthcare REITs, with a debt to enterprise value ratio below 30% and net debt to EBITDA ratio approximating 5x at closing. The stronger balance sheet, larger portfolio and increased earnings diversification are expected to improve the combined company’s long-term cost of capital and credit profile. Both Ventas and NHP have a track record of prudent balance sheet management. Ventas believes that the strength of the combined company should create positive ratings momentum.

•	Continued Strong, Secure, Fast-Growing Dividend. The combined company’s shareholders will benefit from a stable and secure dividend with above-average growth potential, as well as a conservative pro forma payout ratio. Ventas, which has increased its dividend 8% annually, on average, since 2004, expects to continue growing its dividend for shareholders of the combined company post closing. Ventas had a conservative FFO payout ratio of 74% in 2010 and is expected to benefit from NHP’s stable cash flow from triple-net lease assets, which have no related capital expenditures. Each company intends to continue its current dividend until the close of the transaction.
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Ventas to Acquire Nationwide Health Properties
February 28, 2011

Organization
          Debra A. Cafaro, current Chairman and CEO of Ventas, will continue to serve as Chairman and CEO of the combined company. Douglas M. Pasquale, current NHP Chairman, President and CEO, will serve as a senior advisor to ensure an orderly transition. Following the closing of the transaction, the Ventas Board of Directors will be expanded to include three directors from NHP, including Mr. Pasquale, bringing the total to 13 members.
          Following the merger, Ventas will maintain its corporate headquarters in Chicago, Illinois.
Approvals and Timing
          Completion of the transaction is subject to the approval of shareholders of both companies and satisfaction of customary closing conditions. The transaction is expected to close in the third quarter of 2011.
Advisors
          Centerview Partners LLC is acting as financial advisor to Ventas, and Wachtell, Lipton, Rosen & Katz is acting as legal counsel. J.P. Morgan Securities LLC is acting as financial advisor to NHP, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel.
Conference Call and Webcast
          Ventas and NHP will hold a conference call to discuss this transaction on Monday, February 28, 2011, at 8:30 a.m. Eastern Time (7:30 a.m. Central Time). The conference call is being webcast and can be accessed at Ventas’s website at www.ventasreit.com and at NHP’s website at www.nhp-reit.com or by dialing 866-610-1072 and providing the conference ID “48183257”. A replay of the webcast will be available on Ventas’s and NHP’s websites or by calling 800-642-1687, referencing conference ID “48183257”, at approximately 11:30 a.m. Eastern Time today. The webcast will be archived for 30 days.
          An investor presentation discussing the NHP transaction will be available on Ventas’s website at www.ventasreit.com and on NHP’s website at www.nhp-reit.com.
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Ventas to Acquire Nationwide Health Properties
February 28, 2011

About Ventas, Inc.
          Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. After giving effect to the Atria transaction, its diverse portfolio will include more than 700 assets in 44 states (including the District of Columbia) and two Canadian provinces consisting of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.
About Nationwide Health Properties, Inc.
          Nationwide Health Properties, Inc. is a real estate investment trust that invests primarily in healthcare real estate in the United States. As of December 31, 2010, the Company’s portfolio of properties, including mortgage loans and properties owned by unconsolidated joint ventures, totaled 667 properties among the following segments: 298 senior housing facilities, 212 skilled nursing facilities, 134 medical office buildings, 12 continuing care retirement communities, 7 specialty hospitals, 2 assets in development and 2 assets held for sale. For more information on Nationwide Health Properties, Inc., visit its website at www.nhp-reit.com.
          This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas’s, NHP’s or their respective tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the companies’ expectations. Neither Ventas nor NHP undertakes a duty to update such forward-looking statements, which speak only as of the date on which they are made.
          Ventas’s and NHP’s actual future results and trends may differ materially depending on a variety of factors discussed in their filings with the Securities and Exchange Commission (the “SEC”). These factors include without limitation: (a) the ability and willingness of each company’s tenants, operators, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the company, including, in some cases, their obligations to indemnify, defend and hold harmless the company from and against various claims, litigation and liabilities; (b) the ability of each company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) each company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in each company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of each company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) changes in general economic conditions and/or economic conditions in the markets in which each company may, from time to time, compete, and the effect of those changes on the
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Ventas to Acquire Nationwide Health Properties
February 28, 2011

company’s revenues and its ability to access the capital markets or other sources of funds; (i) each company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (j) each company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (k) final determination of each company’s taxable net income for the year ended December 31, 2010 and for the year ending December 31, 2011; (l) the ability and willingness of each company’s tenants to renew their leases with the company upon expiration of the leases and each company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the tenants or in the event the company exercises its right to replace an existing tenant upon default; (m) risks associated with Ventas’s senior living operating portfolio, such as factors causing volatility in its operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (n) the movement of U.S. and Canadian exchange rates; (o) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators and each company’s earnings; (p) each company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (q) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of each company’s tenants, operators, borrowers and managers, and the ability of those tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (r) risks associated with each company’s MOB portfolio and operations, including its ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses each company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) each company’s ability to maintain or expand its relationships with its existing and future hospital and health system clients; (v) risks associated with each company’s investments in joint ventures, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of each company’s investments in marketable securities; and (x) the impact of any financial, accounting, legal or regulatory issues or litigation that may affect either company or its major tenants, operators or managers. Many of these factors are beyond the control of the companies and their management.
Additional Information about the Proposed Transaction and Where to Find It
          This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Ventas and NHP expect to prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to Ventas’s proposed acquisition of NHP. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
          Investors may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Ventas and NHP with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Ventas with the SEC are also available free of charge on Ventas’s website at www.ventasreit.com, and copies of the documents filed by NHP with the SEC are available free of charge on NHP’s website at www.nhp-reit.com.
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Ventas to Acquire Nationwide Health Properties
February 28, 2011

          Ventas, NHP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Ventas’s and NHP’s shareholders in respect of the proposed transaction. Information regarding Ventas’s directors and executive officers can be found in Ventas’s definitive proxy statement filed with the SEC on March 19, 2010. Information regarding NHP’s directors and executive officers can be found in NHP’s definitive proxy statement filed with the SEC on March 25, 2010. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from Ventas or NHP, as applicable, using the sources indicated above.
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